UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 12, 2014

Date of Report (Date of Earliest Event Reported)

ALLERGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10269	95-1622442

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2525 Dupont Drive

Irvine, California 92612

(Address of Principal Executive Offices) (Zip Code)

(714) 246-4500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On May 12, 2014, Allergan, Inc. (“Allergan”) issued a press release announcing that its Board of Directors (the “Board”) has unanimously rejected the unsolicited proposal (the “Proposal”) announced by Valeant Pharmaceuticals International, Inc. on April 22, 2014. After a comprehensive review, conducted in consultation with its financial and legal advisors, the Board concluded that the Proposal substantially undervalues Allergan, creates significant risks and uncertainties for the stockholders of Allergan, and is not in the best interests of Allergan or its stockholders.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference. In addition, Allergan has prepared an investor presentation (including supplemental information to the investor presentation posted on the Allergan Website the morning of May 12, 2014), a letter to its employees and a letter to its customers, which are attached to this Current Report on Form 8-K as Exhibit 99.2, Exhibit 99.3 and Exhibit 99.4, respectively, and are incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits.

99.1	Allergan, Inc. press release dated May 12, 2014

99.2	Allergan, Inc. investor presentation dated May 12, 2014

99.3	Letter dated May 12, 2014 from Allergan, Inc. to its employees

99.4	Letter dated May 12, 2014 from Allergan, Inc. to its customers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.

Date: May 12, 2014

By: /s/ Matthew J. Maletta
	Name:	Matthew J. Maletta
	Title:	Vice President,
Associate General Counsel and Secretary

Exhibit Index

Exhibit	Description of Exhibit
99.1	Allergan, Inc. press release dated May 12, 2014

99.2	Allergan, Inc. investor presentation dated May 12, 2014

99.3	Letter dated May 12, 2014 from Allergan, Inc. to its employees

99.4	Letter dated May 12, 2014 from Allergan, Inc. to its customers